UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2015

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)
Nevada	0-11635	59-2058100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On August 11, 2015, PhotoMedex, Inc. (the "Company") was notified that the proposed settlements in two class action suits against the Company and its subsidiaries had been approved by the respective courts with jurisdiction over those suits.

The Company had been served on December 20, 2013, with a purported shareholder derivative and class action lawsuit filed in the United States District Court for the Eastern District of Pennsylvania (the "Eastern District Court") against the Company and its two top executives, Dolev Rafaeli, Chief Executive Officer, and Dennis M. McGrath, President and Chief Financial Officer.   The action alleged various violations of the Federal securities laws between November 7, 2012 and November 14, 2013, including that the Company and its officers made false and misleading statements or failed to disclose material facts concerning the Company's business.  The plaintiffs sought class action status for the suit, as well as an unspecified amount of monetary damages, pre-and post-judgment interest and attorneys' fees, expert witness fees and other costs.  A companion action had also been brought against the Company and its two officers in the State of Israel, where the Company's shares are traded on the Tel Aviv Stock Exchange.

The Eastern District Court has entered an order approving the settlement in this action.  The settlement provides a fund of $1.5 million for the benefit of those persons or entities who purchased securities issued by the Company during the period November 6, 2012 and November 5, 2013, inclusive.  The settlement fund will also pay for plaintiffs' counsel's fees and expenses approved by the Eastern District Court with respect to the action.  The Company maintains insurance that will help defray the cost of the proposed settlement, and does not expect the settlement to have a material impact on its financial results.

The Company was also a party in the consolidated action In re LCA-Vision Inc. Shareholder Litigation.  The Company received notice of this order on March 30, 2015.  The action consolidated four separate cases that had been filed in the Common Pleas Court of Hamilton County, Ohio (the "Ohio Court") against the Company, its subsidiary Gatorade Acquisition Corp., LCA-Vision, Inc. ("LCA"), LCA's chief executive officer, Michael J. Celebrezze, and LCA's board of directors over the proposed acquisition of LCA by the Company.  On May 12, 2014, the Company acquired LCA, and on January 31, 2015, the Company sold LCA to Vision Acquisition, LLC. The action alleged that LCA's officer and board members breached their fiduciary duty to LCA, and that the acquisition of LCA by the Company failed to maximize LCA's stockholder value and deprived LCA's stockholders of the ability to participate in LCA's long-term prospects. The suit further alleged that the Company aided and abetted LCA's officer and directors in their breaches of fiduciary duties.  Similar suits had also been filed in the Court of Chancery of the State of Delaware against the Company and its subsidiary, Gatorade Acquisition Corp.

The Ohio Court has entered an order approving the settlement of all suits in this action.  Under the settlement, LCA had published certain additional disclosure statements regarding its acquisition by the Company and its financial statements prior to its shareholder vote on the acquisition, which was held on May 12, 2014.  The settlement also provides for the payment of plaintiffs' counsel's fees and expenses with respect to the action.  The Company believes that LCA maintains insurance that will help defray the cost of the proposed settlement; the Company does not expect the proposed settlement to have a material impact on its financial results.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the proposed settlement and dismissal of the action. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, the risk that the proposed settlement may not receive requisite approval, may not have the expected impact, including resolving the action, or may require more activity or expense than expected. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	August 17, 2015	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer